UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2015
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2015, the Board of Directors of PG&E Corporation, parent company of Pacific Gas and Electric Company (“Utility”), elected Jason P. Wells as Senior Vice President and Chief Financial Officer of PG&E Corporation, effective January 1, 2016.  Mr. Wells will report to the Chief Executive Officer of PG&E Corporation.  Mr. Wells will succeed Kent M. Harvey, who will assume the role of Senior Vice President, Finance for PG&E Corporation effective January 1, 2016 until he retires in the first half of 2016.  A copy of the related press release is attached to this report as Exhibit 99.

Mr. Wells currently serves as the Vice President, Business Finance for the Utility, a position he has held since October 2011.  He is responsible for overseeing the Utility’s financial planning, budgeting, economic analysis, and performance improvement.  He previously served as senior director of corporate accounting and assistant controller from November 2008 to September 2011.  Mr. Wells joined the Utility as director of technical accounting in 2007, after leading audit teams for a variety of energy and utility clients at PricewaterhouseCoopers, LLC.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99	Press Release dated November 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated:            November 6, 2015

Exhibit Index

Exhibit 99	Press Release Dated November 6, 2015